MANAGEMENT AGREEMENT

Mutual Fund Series Trust

Formerly known as Catalyst Funds

And

Vista Management and Research, LLC

Exhibit 1

Amendment Dated:  November 29, 2011

        Percentage of Average

Fund

Daily Net Assets

Listed Private Equity Plus Fund

1.25%

Vista Capital Appreciation Fund

1.25%

Mutual Fund Series Trust

By:

/s/ Jerry Szilagyi

Print Name:

Jerry Szilagyi

Title:

Chairman

Vista Research and Management, LLC

By:

/s/ Steven R. Samson

Print Name:

Steven R. Samson

Title:

President & CEO